EXHIBIT 15

August 1, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 1, 2007 on our review of interim financial information of MasterCard Incorporated (the “Company”) for the three and six months ended June 30, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 is incorporated by reference in the Company’s Registration Statements on Form S-8 dated June 30, 2006, August 9, 2006 and June 15, 2007.

Very truly yours,

PricewaterhouseCoopers LLP